Exhibit 99

Velocity Financial, Inc. Provides Financial and Operational Update

and Announces Date of Fourth Quarter Results Conference Call

WESTLAKE VILLAGE, California – (BUSINESS WIRE) January 21, 2022 – Velocity Financial, Inc. (“Velocity” or the “Company”) (NYSE: VEL), a leading provider of small balance investor loans, today announced a preliminary financial and operational update for the quarter ended December 31, 2021. The Company expects to release its fourth quarter 2021 results after market close on March 10, 2022, to be followed by a conference call and webcast hosted by the Company to review its financial results at 2:00 p.m. Pacific Time / 5:00 p.m. Eastern Time on the same day.

Fourth Quarter Financial and Operational Estimates:

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Loan production volume is expected to be approximately $497.8 million in unpaid principal balance (UPB), the largest volume of originations in a single quarter and a 46% increase from the prior quarter.

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Net income is expected to be in the range of $8.2 million and $8.6 million and non-GAAP core net income(1) is expected to be between $9.8 and $10.3 million for the quarter ended December 31, 2021; and diluted EPS and non-GAAP core diluted EPS(1) is expected to be in the range of $0.24 and $0.25 and $0.29 and $0.30, respectively.

•	Total loans held for investment are expected to total approximately $2.5 billion in UPB as of December 31, 2021, an increase from $2.3 billion in UPB as of September 30, 2021.

•	Nonperforming loans are expected to range between 10.3% and 10.8% of total loans, as measured by unpaid principal balance, as of December 31, 2021, compared to 12.7% as of September 30, 2021.

•	Completed two new securitizations of Velocity’s business purposed loans:

•	VCC 2021-3, totaling $204.2 million in UPB.

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VCC 2021-4, totaling $319.1 million in UPB, comprised of $233.1 million of recently originated investor real estate loans and $86.0 million of loans that were previously included in our VCC 2014-1, VCC 2016-2 and VCC 2017-1 securitizations , which were concurrently collapsed. The total UPB loans for VCC 2014-1, VCC 2016-2 and VCC2017-1 was approximately $109.1 million and outstanding bond balances were approximately $90.8 million and carried a weighted average coupon of 7.25%. Approximately $86.0 million in new bonds were issued for the transferred loans and reduced our coupon to approximately 3.2% in the December 2021 securitizations, which resulted in an approximately four percentage point reduction in the financing rate for those loans.

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Acquired a majority stake in Century Health & Housing Capital (“Century”) for $12.8 million in cash. Century is a licensed “Ginnie Mae” issuer/servicer that provides government-insured Federal Housing Administration (FHA) mortgage financing for multifamily housing, senior housing and long-term care/assisted living facilities and services the loans through its in-house servicing platform.

•	We expect to report stockholders’ equity between $344.3 million and $344.7 million as of December 31, 2021.

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The estimated range of stockholders’ equity as of December 31, 2021 includes the impact of the conversion of our outstanding Series A Convertible Preferred Stock, with a liquidation preference of $90 million as of September 30, 2021 and December 31, 2020, into 11,688,310 shares of common stock on October 8, 2021.

•	We expect to report stockholders’ equity per common share between $10.83 per share and $10.84 per share as of December 31, 2021.

The foregoing estimated amount of loans originated and estimated range of net income, diluted EPS, non-GAAP core net income(1) and non-GAAP core diluted EPS(1) for the year ended December 31, 2021 and estimated amount of total loans and estimated ranges of nonperforming loans and stockholders’ equity as of December 31, 2021 are preliminary and subject to completion of financial and operating closing procedures for the year ended December 31, 2021. We have begun our normal annual closing and review procedures for the year ended December 31, 2021; however, given the timing of these estimates, the actual amounts of such measures may differ materially, including as a result of our year-end closing procedures, review adjustments and other developments that may arise between now and the time our audited financial results for the year ended December 31, 2021 are finalized. Therefore, you should not place undue reliance on these estimates.

(1)

Core net income and core diluted EPS are non-GAAP financial measures. For a reconciliation of GAAP net income to non-GAAP core net income and GAAP diluted EPS and non-GAAP core diluted EPS, please refer to the sections of this press release titled “Non-GAAP Financial Measures.”

Webcast Information

The conference call will be webcast live in listen-only mode and can be accessed through the Events and Presentations section of Velocity Financial’s Investor Relations website at https://www.velfinance.com/events-and-presentations. To listen to the webcast, please go to Velocity’s website at least 15 minutes before the call to register and to download and install any needed software. An audio replay of the call will also be available on Velocity’s website following the completion of the conference call.

Conference Call Information

To participate by phone, please dial-in 15 minutes prior to the start time to allow for wait times to access the conference call. The live conference call will be accessible by dialing 1-833-316-0544 in the U.S. and Canada and 1-412-317-5725 for international callers. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

A replay of the call will be available through midnight on March 31, 2022 and can be accessed by dialing 1-877-344-7529 in the U.S. and 855-669-9658 in Canada or 1-412-317-0088 internationally. The passcode for the replay is #744168. The replay will also be available on the Investor Relations section of the Company’s website under “Events and Presentations.”

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity Financial, Inc. (NYSE: VEL) is a vertically integrated real estate finance company that originates and manages investor loans secured by 1-4 unit residential rental and commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 17 years.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (GAAP), the Company uses Non-GAAP core net income and core diluted EPS, which are non-GAAP financial measure.

Non-GAAP core net income and non-GAAP core diluted EPS share are non-GAAP financial measures that represent our net income (loss) and net income (loss) per diluted share, adjusted to eliminate the effect of certain costs incurred from activities that are not normal recurring operating expenses, such as COVID-stressed charges and recoveries of loan loss provision, nonrecurring debt amortization, the impact of operational measures taken to address the COVID-19 pandemic and workforce reduction costs, and costs associated with acquisitions. To calculate non-GAAP core diluted EPS, we use the weighted-average number of shares of common stock outstanding that is used to calculate net income per diluted share under GAAP.

Non-GAAP core net income for the quarter ended December 31, 2021 is calculated as net income for such period with adjustments of approximately $0.6 million, or approximately $0.02 per diluted share, in respect of expenses related to the Century acquisition and approximately $1.1 million, or approximately $0.03 per diluted share, in respect of the amortization of deal costs related to the three securitizations that were collapsed as part of creation of the December 2021 securitization described above.

We have included non-GAAP core net income and non-GAAP core diluted EPS because they are key measures used by our management to evaluate our operating performance, generate future operating plans, and make strategic decisions, including those relating to operating expenses and the allocation of internal resources. Accordingly, we believe that non-GAAP core net income and non-GAAP core diluted EPS provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In addition, they provide useful measures for period-to-period comparisons of our business, as they remove the effect of certain items that we expect to be non-recurring.

These non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. These non-GAAP financial measures are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similarly titled measures presented by other companies.

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws, which reflect management’s current views and estimates regarding the prospects of the industry and our prospects, plans, business, results of operations, financial position, future financial performance and business strategy. These forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “expect,” “intend,” “will,” “would,” “estimate,” “anticipate,” “believe,” “predict,” “potential,” “continue” or “illustrative” or the negatives of these terms or variations of them or similar terminology. Forward-looking statements include our expectations regarding our financial and operational information as of and for the quarter ended December 31, 2021 after the completion of our closing procedures.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, certainties, assumptions, and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot provide any assurance that these expectations will prove to be correct. The following factors are among those that may cause actual results to differ materially from the forward looking statements: the continued impact of the coronavirus, COVID-19, or an outbreak of another highly infectious or contagious disease; conditions in the real estate markets, the financial markets and the economy generally; failure of a third-party servicer or the failure of our own internal servicing system to effectively service our portfolio of mortgage loans; the high degree of risk involved in loans to small businesses, self-employed borrowers, properties in transition, and certain portions of our investment real estate portfolio; additional or increased risks if we change our business model or create new or modified real estate lending products; possibility of receiving inaccurate and/or incomplete information from potential borrowers, guarantors and loan sellers; deficiencies in appraisal quality in the mortgage loan origination process; competition in the market for loan origination and acquisition opportunities; risks associated with our underwriting guidelines and our ability to change our underwriting guidelines; loss of our key personnel or our inability to hire and retain qualified account executives; any inability to manage future growth effectively or failure to develop, enhance and implement strategies to adapt to changing conditions in the real estate and capital markets; risks associated with our ability to successfully identify, acquire, and integrate companies and assets; operational risks, including the risk of cyberattacks, or disruption in the availability and/or functionality of our technology infrastructure and systems; any inability of our borrowers to generate net income from operating the property that secures our loans; costs or delays involved in the completion of a foreclosure or liquidation of the underlying property; lender liability claims, requirements that we repurchase mortgage loans or indemnify investors, or allegations of violations of predatory lending laws; economic downturns or natural disasters in geographies where our assets are concentrated; environmental liabilities with respect to properties to which we take title; inadequate insurance on collateral underlying mortgage loans and real estate securities; use of incorrect, misleading or incomplete information in our analytical models and data; failure to realize a gain upon disposal of portfolio assets; any inability to successfully complete additional securitization transactions on attractive terms or at all; the termination of one or more of our warehouse facilities; interest rate fluctuations or mismatches between our loans and our borrowings; legal or regulatory developments related to mortgage-related assets, securitizations or state licensing and operational requirements; our ability to maintain our exclusion under the Investment Company Act of 1940, as amended; fiscal policies or inaction at the U.S. federal government level, which may lead to federal government shutdowns or negative impacts on the U.S. economy; cyber-attacks and our ability to comply with laws, regulations and market standards regarding the privacy, use, and security of customer information; the influence of certain of our large stockholders over us; adverse legislative or regulatory changes; and other factors described under “Risk Factors” in our Quarterly Report on Form 10-Q filed with the SEC on May 14, 2020, as well as other cautionary statements we make in our current, periodic and other filings with the SEC. Our filings are accessible on the SEC’s website at www.sec.gov or on our Investor Relations web page at www.velfinance.com.

Velocity Investors and Media:

Chris Oltmann

(818) 532-3708

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